SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED OCTOBER 28, 1997
(TO PROSPECTUS DATED SEPTEMBER 26, 1997)

                                  $776,776,738
                                 (APPROXIMATE)

                         CMC SECURITIES CORPORATION IV
                                     ISSUER

               COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 1997-2
                          ---------------------------

     The Prospectus Supplement dated October 28, 1997 (the "Prospectus Supplement") to the Prospectus dated September 26, 1997 with respect to the above captioned series of bonds is hereby amended as follows:

     Page S-57:   Clause (4)(a) under the caption "Description of the
                  Bonds -- Priority of Payments -- Component IA-1-2 Accrual" is hereby amended and restated in its entirety to read as follows:

                  "90.000000000%, as provided in paragraphs (1)(a)-(c) above;
                  and"

     Page S-63:   Clause (ii)(C)(5)(a) under the caption "Description of the
                  Bonds -- Group I Bond Principal Payments -- Group I Senior
                  Principal Payment Amount" is hereby amended and restated in its entirety to read as follows:

                  "90.000000000%, as provided in paragraphs (C)(2)(a)-(c) above; and"

     Page S-72:   The reference to 10% in the fourth line of the paragraph set forth under the caption "Description of the Bonds -- Optional
                  Redemption of the Bonds" is hereby amended to 5%.

     In addition, Appendix E to the Prospectus Supplement is hereby amended as follows:

     Page E-7:      The Planned Principal Balances of the Class IA-13 Bonds for
                    the Payment Dates from September 25, 1999 through March 25,
                    2000 are amended as set forth below:

                  -----------------------------------------------------------------------------
                                                                                  PLANNED
                                        PAYMENT DATE                         PRINCIPAL BALANCE
                  -----------------------------------------------------------------------------
                  September 25, 1999......................................     $9,228,992.80
                  October 25, 1999........................................      7,718,002.76
                  November 25, 1999.......................................      6,165,196.37
                  December 25, 1999.......................................      4,572,481.58
                  January 25, 2000........................................      2,942,090.49
                  February 25, 2000.......................................      1,278,702.66
                  March 25, 2000..........................................              0.00
                  -----------------------------------------------------------------------------

                The date of this Supplement is November 26, 1997